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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------
                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 --------------
                             NBG RADIO NETWORK INC.
             (Exact name of registrant as specified in its charter)

             Nevada                                       88-0362102
             ------                                       ----------
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification No.)


     520 S. W. 6th Avenue, Suite 750, Portland, Oregon                  97204
     --------------------------------------------------                 -----
        (Address of Principal Executive Offices)                      (Zip Code)


                NBG Radio Network Inc. 1998 Stock Incentive Plan
                ------------------------------------------------
                            (Full title of the plan)

                                 J.J. Brumfield
                     Vice President/Chief Financial Officer
                             NBG Radio Network, Inc.
                          520 SW 6th Avenue, Suite 750
                             Portland, Oregon 97204
                     (Name and address of agent for service)

                                 (503) 802-4624
                                 --------------
                     (Telephone number, including area code,
                              of agent for service)

                                   Copies to:
                              Carmen M. Calzacorta
                        Schwabe, Williamson & Wyatt, P.C.
               1211 S.W. Fifth Avenue, 18th Floor, Pacwest Center
                             Portland, Oregon 97204
                                 (503) 222-9981

                         Calculation of Registration Fee

------------------------- ----------------- ----------------------- ------------------------ ----------------
                          Amount to be      Proposed Maximum        Proposed Maximum         Amount of
Title of Securities to    Registered        Offering Price Per      Aggregate Offering       Registration Fee
be Registered                               Unit                    Price
------------------------- ----------------- ----------------------- ------------------------ ----------------
Common Stock, $.001 par   3,500,000(2)(3)   $1.75 per share (1)(3)  $875,000(1)(3)           $80.50 (3)
value
------------------------- ----------------- ----------------------- ------------------------ ----------------

(1) The Proposed Maximum Offering Price Per Unit and the Proposed Maximum Aggregate Offering Price are computed upon the basis of the price at which the options may be exercised, pursuant to Rule 457(h), for purposes of determining the registration fee.
(2) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends recapitalizations or similar transactions.
(3) Pursuant to General Instruction E to this form , the calculation of Proposed Maximum Offering Price, Proposed Maximum Aggregate Offering Price, and Registration Fee is based on registration of 500,000 additional shares authorized under the 1998 Stock Incentive Plan, as amended. The other 3,000,000 shares were originally registered on a Form S-8 registration statement filed on June 30, 1999 (Registration No. 333-81895).

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information required to be included in
Part I of this Registration Statement will be sent or given to all persons who are eligible to participate in the NBG Radio Network, Inc. 1998 Stock Incentive Plan, as amended as specified by Rule 428. Pursuant to Rule 424, those documents are not required to be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements. Those documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The SEC allows us to "incorporate by reference" the documents that we file with them pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). This means that we can disclose important information to you by referring to those documents. The information in the documents incorporated by reference is considered to be part of this Registration Statement, and information in documents that we file with the SEC in the future will automatically update and supersede this information. We have filed the following documents with the SEC, which are incorporated by reference in this Registration Statement:

             (a) Our annual report on Form 10-KSB for the year ended November 30, 2001 as amended by Form 10-KSB/A filed on March 1, 2002.

             (b) The description of our common stock contained in our Registration Statement on Form 10SB, which we filed with the SEC on April 23, 1998, as amended on November 2, 1998;

             (c) All documents we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all the securities offered hereby have been sold or that deregisters all the securities remaining unsold.

Item 4.  Description of Securities.

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Company is a Nevada corporation. The Nevada General Corporation Law provides in relevant part as follows:

         Section 78.7502 Indemnification of Officers, Directors, Employees and Agents.

         1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

         Section 78.751 Authorization for Discretionary Indemnification; Advancement of Expenses

         1. Any discretionary indemnification under NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

             (a)  By the stockholders;
             (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

             (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or
             (d)  If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by
                  independent legal counsel in a written opinion.

         2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

         3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

             (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS
                  78.7502 of this act or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

             (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

         Section 78.752 Insurance and Other Financial Arrangement Against Liability of Directors, Officers, Employees and Agents.

         1. A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

         2. The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

             (a)  The creation of a trust fund.
             (b)  The establishment of a program of self-insurance.
             (c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.
             (d)  The establishment of a letter of credit, guaranty or surety.

             No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

         3. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

         4.  In the absence of fraud:

              (a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

              (b) The insurance or other financial arrangement:
                  (1) Is not void or voidable; and
                  (2) Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

         5. A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of the Nevada Revised Statutes.

         Article V of the Registrant's Bylaws provides as follows:

         "The corporation shall indemnify any and all of its Directors and Officers, and its former Directors and Officers, or any person who may have served at the corporation's request as a Director or Officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they or any of them, are made parties, or a party, by reason of being or having been Director(s) or Officer(s) of the corporation, or of such other corporation, except, in relation to matters as to which any such Director or Officer or former Director of Officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under By-Law, agreement, vote of shareholders or otherwise."

         The Company has directors and officers liability insurance for the benefit of its directors and officers.

Item 7.  Exemptions from Registration Claimed.

              Not applicable.

Item 8.  Exhibits.

Exhibit Number     Description of Exhibit

4                  NBG Radio Network, Inc. 1998 Stock Incentive Plan (filed as
                   Exhibit 4 to Form S-8 Registration Statement filed on June 30, 1999)

5.1                Opinion of Schwabe, Williamson & Wyatt, P.C.

23.1               Consent of Moss Adams LLP, Independent Public Accountants

23.2               Consent of Schwabe, Williamson & Wyatt, P.C. is contained in
                   Exhibit 5.1.

24 Powers of Attorney of directors and officers of the Registrant are included on page II-8 of this Amendment No. 1 to this Registration Statement and Page II-7 to Registration Statement No. 333-81895.


Item 9.  Undertakings.

A.       The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that clauses (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement;

         (2) that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on March 7, 2002.

                                  NBG RADIO NETWORK, INC.

                                  /s/ John A. Holmes, III,
                                  --------------------------------------------
                                  John A. Holmes, III, Chief Executive Officer
                                  and President

                                POWER OF ATTORNEY
                                -----------------

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of John Holmes, III and John J. Brumfield his true and lawful attorney-in-fact and agent, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent with full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date:  March 7, 2002         /s/ John A. Holmes, III
                             ---------------------------------------------------
                             John A. Holmes, III, Chairman, Board of Directors;
                             Chief Executive Officer and President
                             (Principal Executive Officer)

Date:  March 7, 2002         /s/ John J. Brumfield
                             ---------------------------------------------------
                             John J. Brumfield, Chief Financial Officer and Vice
                             President, Finance
                             (Principal Financial and Accounting Officer)

Date:  March 7, 2002         /s/ Peter Jacobsen*
                             ---------------------------------------------------
                             Peter Jacobsen, Director

Date:  March 7, 2002         /s/ Dick Versace*
                             ---------------------------------------------------
                             Dick Versace, Director

Date:  March 15, 2002        /s/ Ernie Capobianco
                             ---------------------------------------------------
                             Ernie Capobianco, Director




                             *  By: John A. Holmes III
                             ---------------------------------------------------
                             John A. Holmes III, Attorney-in-fact

Exhibit Index
-------------

Exhibit Number                   Description of Exhibit

Exhibit Number     Description of Exhibit

5.1                Opinion of Schwabe, Williamson & Wyatt, P.C.

23.1               Consent of Moss Adams LLP, Independent Public Accountants

23.2               Consent of Schwabe, Williamson & Wyatt, P.C. is contained in
                   Exhibit 5.1.

24 Powers of Attorney of directors and officers of the Registrant are included on page II-8 of this Amendment No. 1 to this Registration Statement and Page II-7 to Registration Statement No. 333-81895.